Exhibit 99.1

Contact:	Mike Schuh	(425) 951-1428
	Anne Bugge	(206) 972-0372

SONOSITE REPORTS REVENUE GROWTH OF APPROXIMATELY 20%
IN FOURTH QUARTER
Company to Report Complete 2006 Financial Results February 15, 2007

BOTHELL, WA -- January 8, 2007 -- SonoSite, Inc. (Nasdaq: SONO), today provided preliminary revenue results for the fourth quarter ended December 31, 2006. The company said that revenue grew approximately 20% compared to the prior year’s fourth quarter to about $54 million, in line with previously issued company guidance.

“We exited the fourth quarter of 2006 on a strong note achieving the year’s highest revenue growth rate and setting a new record for quarterly revenue,” said Kevin M. Goodwin, SonoSite President and CEO.  “We saw healthy trends in both our US and International businesses and are pleased with our growth in point of care markets led by the MicroMaxx® system.  Our US hospital and office strategy is progressing well and we are on track with our new product initiatives. Market dynamics are robust and we are taking the right steps to drive continued strong, long-term growth in revenue and profitability in our business.”

As previously announced, Mr. Goodwin will be presenting at the 25th Annual JPMorgan Healthcare Conference on Tuesday, January 9 at 10:30 am Pacific Time (PT) being held at the Westin St. Francis in San Francisco. A link to the audio only webcast and replay will be available at http://ir.sonosite.com.

Fourth quarter 2006 revenue estimates are preliminary.  SonoSite plans to report complete fourth quarter and 2006 financial results on February 15, 2007 after the close of the financial markets at 1 pm PT.  Management will host a conference call beginning at 1:30 pm PT on February 15th that will be webcast on the company’s website at www.sonosite.com. A replay of the audio webcast will be available beginning February 15, 2007 at 4:30 PT until midnight PT, March 1, 2007, by dialing

(719) 457-0820 or toll-free (888) 203-1112.  The confirmation code 4198625 is required to access the replay. The call will be archived on SonoSite’s website.

About SonoSite

SonoSite, Inc. (www.sonosite.com), the innovator and world leader in hand-carried ultrasound, is headquartered near Seattle and represented by eight subsidiaries and a global distribution network in over 75 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care. The company employs over 500 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, the outcome of the federal appeal of a patent ruling in our favor in a patent infringement case and expenses associated with such appeal, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution  partners and other sales channels such as the physician office sales force to market and sell our products, as well as other factors described under the heading, “Important Factors that May Affect Our Business, Our Results of Operations and Our Stock Price,” included in our latest periodic report filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  In addition, we expressly disclaim any obligationto issue future preannouncements.